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                                                                     EXHIBIT 3.5



                       THE ASHTON TECHNOLOGY GROUP, INC.

                          CERTIFICATE OF DESIGNATION

                                      FOR

                             SERIES A CONVERTIBLE
                              PIK PREFERRED STOCK

                       _________________________________

                            Pursuant to Section 151
            of the General Corporation Law of the State of Delaware

                      ___________________________________

          The Ashton Technology Group, Inc. (the "Corporation"), a corporation
                                                  -----------
organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that pursuant to the provisions of
               ----
Section 151 of the DGCL, the Board of Directors of the Corporation, at a meeting duly convened on September 11, 1997 at which a quorum was present at all times, adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

          WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Corporation's Certificate of Incorporation, to fix by resolution or resolutions the designation of each class or series of Preferred Stock (the "Preferred Stock") and the voting
                                         ---------------
powers, and any designations, preferences, and relative, participating, optional or other special rights of any such class or series of Preferred Stock, as well as such other provisions with regard to redemption (at the option of the holders thereof and/or at the option of the Corporation), dividends, dissolution or the distribution of assets, conversion or exchange, and any qualifications or restrictions thereof or such other subjects or matters as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors; and

          WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to such authority, to authorize and fix the terms of the series of Preferred Stock designated as Series A Convertible PIK Preferred Stock (the "Series A Preferred"):
      ------------------

          NOW THEREFORE, be it resolved, that the terms and provisions of such series and all other right or preferences granted to or imposed upon such series or the holders thereof are as herein set forth:

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          1.   Rank. The Series A Preferred shall, with respect to dividend
               ----
rights or rights upon liquidation, dissolution and winding-up of the Corporation, rank pari passu with all other series of preferred stock or other class of security expressly ranking pari passu ("Pari Passu Classes") with the
                                                 ---- -------------
Series A Preferred of the Corporation (including, without limitation, the Series B Convertible Preferred Stock of the Corporation) and prior to all series or classes of Common Stock of the Corporation ("Common Stock"). Nothing contained
                                             ------------
herein shall be of Common Stock of the Corporation ("Common Stock"). Nothing contained herein shall be construed to prohibit the Corporation from authorizing or issuing, in accordance with its Certificate of Incorporation and By-Laws, as the same may be amended and in effect from time to time, any classes or series of equity securities of the Corporation ranking senior to or pari passu with the Series A Preferred with respect to dividend rights or rights upon liquidation, dissolution and winding-up of the Corporation or both.

          2.   Dividends. (a) The holders of the shares of the Series A
               ---------
Preferred shall be entitled to be paid, when, as and if declared by the Board of Directors of the Corporation out of funds legally-available for the payment of dividends, dividends at an annual rate of $0.50 per share payable semiannually February 15 and August 15, of each year commencing February 15, 1998 ( a "Dividend Payment Date"). Such dividends shall, if declared, be paid to holders of the Series A Preferred at the close of business on February 15 and August 15 of each year, commencing February 15, 1998. Each of semi-annual dividends (whether in cash or stock) shall be fully cumulative and shall accrue (whether or not declared), without interest, from the date of the immediately preceding Dividend Payment Date, except with respect to the first dividend payment which will accrue from the date of issuance of the Series A Preferred. Any dividend payments made with respect to the Series A Preferred prior to and including February 15, 2000 (the "Pay-In-Kind Period") may be made, at the option of and
                        ------------------
in the sole discretion of the Board of Directors, in cash or by issuing additional fully paid and nonassessable shares of Series A Preferred at the rate of 0.05 of one share for each $1.00 of such dividend not paid in cash, and the issuance of such additional shares shall constitute full payment of such dividend; provided, however, that if the Corporation shall fail to pay a
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dividend payment in cash during the Pay-In-Kind Period, then the Corporation shall make such dividend payment in additional shares.

               (b) Each fractional share of Series A Preferred outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Series A Preferred pursuant to Section 2(a) hereof, and all such dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue (whether or not declared), without interest, and shall be payable in the same manner and at the such times as provided in Section 2(a) hereof with respect to dividends on each outstanding share of Series A Preferred.

          3.   Liquidation Preference.
               ----------------------

               a) Subject to the rights of holders of any class of capital stock or series thereof expressly ranking senior to the Series A Preferred, upon any voluntary or

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involuntary liquidation, dissolution or winding up of the affairs of the
Corporation, the holder of each share of the Series A Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount equal to $10.00 for each share of Series A Preferred then held by such holder plus an amount equal to all accumulated but unpaid dividends thereon through the date of payment (whether or not earned or declared and whether or not there are funds legally available for the payment of dividends) (such amount being herein called the "Liquidation
                                                                -----------
Preference") before any payment shall be made or any assets distributed to the
----------
holders of Common Stock or any other series of capital stock junior to the Series A Preferred. If the assets of the Corporation are not sufficient to pay in full the payments payable to the holders of outstanding shares of Series A Preferred and any Pari Passu Classes upon the liquidation, dissolution or winding up of the affairs of the Corporation, then the holders of all such shares shall share ratably with all other holders of shares of Series A Preferred and Pari Passu Classes in such distribution of assets in proportion to the Liquidation Preference of the respective shares.

          b) For the purposes of this Section 3, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations or other entities shall be deemed to be a liquidation, dissolution or winding up of the Corporation, voluntarily or involuntarily.

          4.   Conversion.
               ----------

               a)   Rights of Holder of Convert. At any time after 90 days
                    ---------------------------
following the date of the issuance of the Series A Preferred, each holder of shares of Series A Preferred may, at the option of the holder exercisable at any time and from time to time, convert some or all of each of such holder's shares of Series A Preferred into: (i) ten shares of the Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation, and (ii) one two-year
                ------------
warrant to purchase two shares of the Common Stock, par value $0.01 per share (the "UTTC Common"), of Universal Trading Technologies Corporation, a Delaware corporation ("UTTC"), with an exercise price of $0.75 per share (the "Warrants")
                                                                      --------
(such number of securities, as adjusted from time to time pursuant hereto, is herein called the "Conversion Ratio").

               b)   Adjustments to Conversion Ratio. The Conversion Ratio shall
                    -------------------------------
be adjusted, from time to time by the Board of Directors of the Corporation, to reflect the effect of any stock dividend, stock split, reverse stock split, merger, consolidation, recapitalization (other than the issuance of Common Stock in exchange for indebtedness or other obligation of similar value), reorganization or other similar transaction affecting the Corporation or UTTC so that immediately following such event the holders of the Series A Preferred shall be entitled to receive upon conversion thereof the kind and amount of shares of securities of the Corporation and UTTC and other property which they would have owned or been entitled to receive upon or by reason of such event if such shares of Series A Preferred had been converted immediately before the record date (or, if no record date, the effective date) for such event. An adjustment

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made pursuant to this paragraph b) of this Section 4 shall become effective immediately after the opening of business on the day next following the record date in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination, reclassification, merger, recapitalization, reorganization or other similar transaction. In case of (i) any consolidation or merger to which the Corporation or UTTC is a party, other than a merger or consolidation in which the Corporation or UTTC, as the case may be, is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock (or such other class or series of common stock into which shares of Series A Preferred are then convertible, including Warrants) or (ii) any sale or conveyance of all or substantially all of the property and assets of the Corporation or UTTC, then provision shall be made as part of the terms of such transaction whereby the holder of each share of Series A Preferred which is not converted into the right to receive stock or other securities and property in connection with such transaction shall have the right thereafter to convert such share of Series A Preferred into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock and/or UTTC Common issuable upon the exercise of the Warrants (or such other class or series of common stock into which shares of Series A Preferred are then convertible) into which such shares of Series A Preferred could have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph b) of this Section 4. The Corporation shall not enter into any of the transactions referred to in clauses (i) or (ii) of the first sentence of this paragraph unless, prior to the consummation thereof, effective provision shall be made in a certificate or articles of incorporation or other constituent document or written instrument of the Corporation or the entity surviving the consolidation or merger, if other than the Corporation, or the entity acquiring the Corporation's assets, unless, in either case, such entity is a direct or indirect subsidiary of another entity, in which case such provision shall be made in the certificate or articles of incorporation or other constituent document or written instrument of such other entity (any such entity or other entity being the "Surviving Entity") so as to
                                                   ----------------
assume the obligation to deliver to each holder of shares of Series A Preferred such stock or other securities and property and otherwise give effect to the provisions set forth in this paragraph. The provisions of this paragraph shall apply similarly to successive consolidations, mergers, sales or conveyances.

          The Corporation shall give each holder of Series A Preferred prior written notice delivered to the applicable address set forth on the record books of the Corporation of each adjustment made pursuant to this paragraph b) of
Section 4.

          c)   Procedures for Conversion. Any holder of Series A Preferred
               -------------------------
electing to convert such shares or any portion thereof shall deliver the certificates therefor to the principal office of the Corporation, with the form of notice of election to convert endorsed on such

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certificates fully completed and duly executed. The conversion right with respect to such Series A Preferred shall be deemed to have been exercised on the date upon which the certificates therefor with such notice of election duly executed shall have been so delivered, and the person or persons entitled to receive Common Stock and Warrants issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock and Warrants on such date. Any declared but unpaid dividends payable through the Conversion Date with respect to Series A Preferred so converted shall be payable upon such conversion.

          d)   No Fractional Securities. No fractional shares of Common Stock
               ------------------------
nor Warrants to purchase fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred. Instead of any fractional shares of Common Stock or Warrants to purchase fractional shares of UTTC Common which would otherwise be issuable upon conversion of any share or shares of Series A Preferred, the Corporation shall pay a cash adjustment in respect of such fraction in such amount as the Board of Directors of the Corporation shall in good faith determine.

          e)   Taxes. If a holder converts shares of Series A Preferred, the
               -----
Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of securities of the Corporation or UTTC to the holder upon the conversion. The holder shall pay any such tax due because any shares are issued in a name other than the holder's.

          f)   Reservation of Shares. The Corporation shall at all times reserve
               ---------------------
out of its authorized but unissued shares of Common Stock, or such shares held in treasury (and use reasonable efforts to cause UTTC to reserve out of its authorized but unissued shares of UTTC Common, or such shares held in treasury) enough of such shares (or other securities deliverable upon conversion) to permit the conversion of all of the Series A Preferred then outstanding and the issuance of shares of UTTC Common issuable upon the exercise of the Warrants issuable upon the conversion of all of the Series A Preferred then outstanding. All shares of Common Stock issued upon due conversion of shares of Series A Preferred shall be validly issued, fully paid and non-assessable. All shares of UTTC Common issuable upon (i) exercise of the Warrants issued upon due conversion of the Series A Preferred, and (ii) receipt by UTTC of the applicable exercise price therefor, shall be fully paid, and non-assessable.

          5.   Redemption.
               ----------

               a)   General. At any time and from time to time (i) after the
                    -------
second anniversary of the date of issuance of the Series A Preferred, or (ii) after the date upon which the trading price for the Common Stock on the principal exchange or automated quotation system upon which the Common Stock then trades equals or exceeds $3.25 per share of Common Stock for a period of at least 10 consecutive trading days, the Corporation may redeem all or any portion of the then outstanding Series A Preferred for an amount in cash equal to the Liquidation Preference in accordance with the provisions of this paragraph 5.

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               b)   Redemption Procedure. If the Corporation shall determine to
                    --------------------
redeem less than all shares of the Series A Preferred then outstanding pursuant to subparagraph (a) of this paragraph 5, (i) the shares to be redeemed shall be selected pro rata (or as nearly as may be) so that the number of shares redeemed from each holder shall bear the same proportion to all the shares to be redeemed that the total number of shares then held by such holder bears to the total number of shares then outstanding or (ii) if the number of holders of the Series A Preferred Stock exceeds 50, and the Board of Directors so determines, the shares to be redeemed shall be selected by lot.

               c)   Notice. Notice of every redemption pursuant to this
                    ------
paragraph 5 shall be mailed, first class, postage prepaid, not less than 30 nor more than 60 days prior to the date fixed for redemption (the "Redemption Date"), to each holder's address as it appears on the books of the Corporation. Each such notice shall state: the Redemption Date; the number of shares of Series A Preferred to be redeemed, and, if less than all shares of Series A Preferred held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; the redemption price applicable to the shares to be redeemed; the place or places where such shares are to be surrendered; and that dividends on shares to be redeemed will cease to accrue on the Redemption Date.

               d)   Rights of Holders. Notice having been mailed as aforesaid,
                    -----------------
from and after the Redemption Date (unless the Corporation defaults in providing money for the payment of the redemption price) dividends on shares called for redemption shall cease to accrue, said shares shall no longer be deemed to be outstanding, all rights of holders thereof as stockholders of the Corporation (except the right to receive the redemption price thereof, without interest) shall terminate, and, upon surrender, in accordance with said notice, of the certificates representing any such shares (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require), such shares shall be redeemed by the Corporation at the applicable redemption price; provided, however, that the Corporation may include in such notice a statement
-----------------
that the money required for the payment of the redemption price will be deposited on a specified date, prior to the Redemption Date, with a specified bank or trust company (which shall have an office in The City of New York and which shall have a combined capital and surplus of not less than $50,000,000) in trust for the benefit of holders of shares called for redemption, and, notice having been given, from and after such deposit shares called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith upon such deposit cease and terminate except for the right to receive the amount payable upon surrender of the certificates representing such shares from such bank or trust company (but not from the Corporation). If less than all the shares represented by any surrendered certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder who surrendered such certificate. Holders of shares of Series A Preferred called for redemption shall not be entitled to any interest allowed by any such depositary on money deposited to effect the redemption but any such interest shall be paid to the Corporation. Any money deposited as aforesaid for redemption of any shares and remaining unclaimed for four years and eleven months after the date of such deposit shall then be repaid to the

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

Corporation upon its request, and the holders of such shares shall thereafter look only to the Corporation for payment of the redemption price thereof, without interest.

          e)   Status of Redeemed Shares. Any share of Series A Preferred
               -------------------------
redeemed or otherwise purchased or acquired by the Corporation shall be retired, shall no longer be deemed outstanding, and shall not be reissued.

          6.   Voting Rights.
               -------------

               a)   Generally. The holders of record of shares of Series A
                    ---------
Preferred shall not be entitled to vote on any matters presented to the stockholders of the Company for approval, except as required by law.

          7.   General Provisions.
               ------------------

               a)   "Outstanding" Securities. The term "outstanding", when used
                     -----------------------            -----------
with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation, or a subsidiary thereof.

               b)   Headings. The headings of the paragraphs, subparagraphs,
                    ----------
clauses, and sub-clauses of this Certificate of Designations are for convenience of reference only and shall not define, limit, or affect any of the provisions hereof.
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          IN WITNESS WHEREOF, The Ashton Technology Group, Inc. has caused this certificate to be signed by its President and Secretary, respectively, this __ day of September, 1997.


                                    /s/ Fredric W. Rittereiser
                                    --------------------------
                                    President


                                    /s/ John A. Blohm
                                    -----------------
                                    Secretary

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